UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2026

PERIMETER SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41027	33-2098357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

8000 Maryland Avenue, Suite 350

Clayton, Missouri 63105

(Address of principal executive offices, including zip code)

(314) 396-7343

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 22, 2026, Perimeter Solutions, Inc. (the “Company”) issued a press release announcing the completion of the transaction described in Item 8.01 below, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Stock Purchase Agreement

As previously disclosed, on December 9, 2025, Perimeter Solutions North America, Inc., a Delaware corporation (the “Buyer”) and a wholly-owned subsidiary of the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”), by and among the Buyer, the Company, Thunderbird Midco, LLC, a Delaware limited liability company, and its subsidiaries (“MMT”), the equity holders of MMT (the “Sellers”), and certain other parties thereto pursuant to which the Buyer agreed to acquire all of the outstanding capital stock of MMT from the Sellers for $685 million in cash, subject to certain customary adjustments as set forth in the Purchase Agreement (the “Acquisition”).

On January 22, 2026, the Company completed the Acquisition pursuant to the Purchase Agreement (the “Closing”), and the Buyer acquired all of the outstanding capital stock of MMT in exchange for the cash consideration described above.

The Purchase Agreement contains customary representations, warranties and covenants of the Buyer, the Company, MMT and the Sellers. The Company financed the Acquisition with cash on hand and the proceeds of the senior secured notes offering which closed on January 2, 2026.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy which is filed as Exhibit 2.1 to this Current Report on Form 8-K

The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any financial or other information about the Sellers, MMT, the Company or their respective subsidiaries and affiliates. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing certain matters as facts. The Company’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Sellers, MMT, the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Securities Purchase Agreement, dated as of December 9, 2025, by and among Thunderbird Topco, L.P., Thunderbird Midco, LLC, Perimeter Solutions, Inc. and Perimeter Solutions North America, Inc.
99.1	Press release issued by Perimeter Solutions, Inc. on January 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, Inc.

Date: January 22, 2026	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer